Amendment No. 1 to Employment Agreement

This Amendment No. 1 (this “Amendment”) to that certain Employment Agreement by and between E*TRADE Financial Corporation (the “Company”) and Michael J. Curcio (“Executive”), dated as of February 14, 2017 (the “Employment Agreement”) is made and entered into by and between the Company and Executive, effective as of March 7, 2019. Any capitalized term that is used but not otherwise defined in this Amendment shall have the meaning set forth in the Employment Agreement.

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.Section 1 of the Employment Agreement is hereby amended by replacing “Chief Brokerage Officer” with “EVP, Institutional and Vice Chairman of the Executive Committee”.

2.Section 7(b) of the Employment Agreement is hereby amended by inserting the following clause (iii) immediately after clause (ii) of Section 7(b):

(iii)    In the event that the Executive receives any of the Total Payments prior to a Change in Control, then the calculation of the amount of Total Payments that shall be reduced shall be made as provided in Section 7(b)(ii) however, such reductions will be first offset against any Total Payments not yet made at the time of the Change in Control. If Executive does not have sufficient Total Payments remaining unpaid at the time of the Change in Control which may be reduced as required by Section 7(b)(i), then the Executive agrees to repay to the Company in cash the amount by which his Total Payments should have been reduced under Section 7(b)(i).

3.Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect in accordance with the terms and conditions thereof as in effect immediately prior to the date hereof.

4.This Amendment may be signed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

E*TRADE FINANCIAL CORPORATION

/s/ Karl A. Roessner
By:	Karl A. Roessner
Chief Executive Officer

/s/ Michael J. Curcio
Michael J. Curcio